Exhibit 99.9

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by New Slider Holdco, Inc. (“Sysco Holdings”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”), in connection with the Agreement and Plan of Merger, dated as of March 30, 2026, by and among JRD Unico, Inc., Warehouse Realty, LLC, Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., Slider Merger Sub 2, Inc., Slider Merger Sub 3, LLC, and a holder representative (as it may be amended from time to time, the “Merger Agreement”), and any prospectus contained therein and any amendment or supplement thereto, as a person who is to become a director of Sysco Holdings at the Parent Merger Effective Time (as such term is defined in the Merger Agreement), and to the filing of this consent as an exhibit to the Registration Statement.

Date: July 1, 2026

/s/ Roberto Marques
Roberto Marques